EXHIBIT 99.1

NetManage Reports Third Quarter 2007 Financial Results

CUPERTINO, Calif., Oct. 25, 2007 (PRIME NEWSWIRE) -- NetManage, Inc. (Nasdaq:NETM), a software company that provides the fastest way to transform legacy applications into new Web-based business solutions, today reported financial results for the third quarter ended September 30, 2007.

Net revenues for the third quarter of 2007 were $8.7 million, compared to $8.8 million in the second quarter of 2007 and $9.4 million reported for the third quarter of 2006. Net income for the third quarter of 2007 increased to $493,000, or $0.05 per fully diluted share, and included a $281,000 recovery from a previously recorded restructuring charge. This compares to net income of $153,000 in the second quarter of 2007 and a net income of $33,000, or $0.00 per fully diluted share in the third quarter of 2006.

Cash, cash equivalents and investments were $25.7 million at September 30, 2007, reflecting a decrease of $2.9 million of cash, cash equivalents and investments from December 31, 2006.

Management Commentary

"During our seasonally challenging third quarter, we delivered profitability and improved operating results," said Zvi Alon, chairman, president and CEO of NetManage. "During the quarter we signed 16 new technology deals with notable partners such as Shambaugh & Sons L.P. and Medco Health. We have now signed agreements with 14 new channel partners in 2007, expanding our overall partner sales infrastructure by more than 30% percent. We remain focused on driving revenue, developing new relationships and achieving long-term profitability."

Customer Wins

During the quarter, the Company received new and renewed business from such customers as AIG, Brick Warehouse LP, Merrill Lynch and Sysco Foods.

Recent Operational Highlights:

 * NetManage recently announced that the government of Navarra, Spain, has chosen to improve Web access to the mainframe for its employees with a more graphic-rich, easy-to-use interface through the use of the NetManage OnWeb(r) solution.

 * Denologix, Inc., a technology and business process consulting firm focusing on SOA deployments and integration projects, choose
   NetManage Librados adapters to complete its dxInformationPortal offering, which enables its financial services customers to access business-critical financial information from disparate systems.

 * The Company announced that both the RUMBA and OnWeb Web-to-Host products have achieved the "Works with Vista" designation, ensuring that the product is compatible with the latest Microsoft operating system.

Conference Call Information

The Company has scheduled a conference call to review the results at 1:30 p.m. PT (4:30 p.m. ET) on Thursday, October 25, 2007. The conference will be broadcast live via the investor relations section of the NetManage Web site at www.netmanage.com or by dialing 719-325-4807 and entering pass code 4400573#. A playback of the conference call will be available on the NetManage investor relations Web site or by dialing 719-457-0820 and entering the pass code 4400573#, until November 1, 2007.

NetManage will furnish this press release to the Securities and Exchange Commission on Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

About NetManage

NetManage, Inc. (Nasdaq:NETM), is a software company that provides the fastest way to transform legacy applications into new Web-based business solutions. More than 10,000 customers worldwide, including the majority of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit www.netmanage.com.

The NetManage logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=2691

NetManage, the NetManage logo, the lizard-in-the-box logo, Chameleon and Chameleon design, Incremental SOA, OnWeb, Librados, RUMBA, ONESTEP, ViewNow, SupportNow, Librados, and OnWeb are either trademarks or registered trademarks of NetManage, Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.

This press release contains, in addition to historical information, forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in its market, and the progress and benefits of the Company's execution on its business plan, involve risks and uncertainties. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that competitive pressures continue to increase, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company's target markets. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q, current reports on Forms 8-K and other documents filed with the Securities and Exchange Commission. Furthermore, NetManage is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this press release whether as a result of new information, future events or otherwise, unless required by law.

                              NETMANAGE, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEET DATA
                               (In thousands)
                                (Unaudited)

                                             September 30,  December 31,
                                                 2007           2006
                                             -------------  -------------
                Assets
 Cash, cash equivalents
  and short-term investments                 $      25,716  $      28,046
 Accounts receivable, net                            5,340         10,186
 Prepaid expenses and other current assets             905          1,369
                                             -------------  -------------
   Total current assets                             31,961         39,601

 Property and equipment, net                         1,599          2,243
 Goodwill                                            3,648          3,648
 Other intangibles and
  purchased technology, net                            810          1,099
 Long-term investments                                   0            600
 Other long-term assets                                194            162
                                             -------------  -------------
   Total assets                              $      38,212  $      47,353
                                             =============  =============
     Liabilities and Stockholders' Equity

 Current liabilities                         $       4,841  $       6,287
 Current deferred revenue                           12,261         15,927
                                             -------------  -------------
   Total current liabilities                        17,102         22,214

 Long-term deferred revenue                          1,248          3,320
 Long-term income taxes payable                        189             --
 Other long-term liabilities                           736            642
                                             -------------  -------------
   Total long-term liabilities                       2,173          3,962
                                             -------------  -------------
     Total liabilities                              19,275         26,176

 Stockholders' equity                               18,937         21,177
                                             -------------  -------------
     Total liabilities and stockholders'
      equity                                 $      38,212  $      47,353
                                             =============  =============

                         NETMANAGE, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In thousands, except per share amounts)
                           (Unaudited)

                                   Three months ended Nine months ended
                                      September 30,    September 30,
                                     2007     2006     2007     2006
                                   -------- -------- -------- --------
 Net revenues:
   License fees                    $ 2,483  $ 3,694  $ 7,057  $ 9,596
   Services                          6,185    5,700   18,081   17,316
                                   -------- -------- -------- --------

 Total net revenues                  8,668    9,394   25,138   26,912
                                   -------- -------- -------- --------

 Cost of revenues:
   License fees                        257      176      791      591
   Services                            897      867    2,459    2,516
   Amortization of intangible
    assets                              81       70      244      210
                                   -------- -------- -------- --------
 Total cost of revenues              1,235    1,113    3,494    3,317
                                   -------- -------- -------- --------

 Gross margin                        7,433    8,281   21,644   23,595
                                   -------- -------- -------- --------
 Operating expenses:
   Research and development          1,366    1,770    4,759    5,524
   Sales and marketing               4,589    4,946   14,370   15,176
   General and administrative        1,418    1,480    4,510    4,728
   Legal fee recovery                  (11)      --     (929)      --
   Restructuring charge/
    (recoveries)                      (281)      72    2,302       97
   Amortization of intangible
    assets                              15      105       45      315
                                   -------- -------- -------- --------

 Total operating expenses            7,096    8,373   25,057   25,840
                                   -------- -------- -------- --------

 Income (loss) from operations         337      (92)  (3,413)  (2,245)

 Interest income and other, net        331      281      959      821
 Foreign currency transaction
  loss                                (139)    (111)    (348)    (133)
                                   -------- -------- -------- --------

 Income (loss) before
  provision for income taxes           529       78   (2,802)  (1,557)

 Provision for income taxes             36       45      108       63
                                   -------- -------- -------- --------

 Net income (loss)                 $   493  $    33  $(2,910) $(1,620)
                                   ======== ======== ======== ========

 Net income (loss) per share:
     Basic                         $  0.05  $  0.00  $ (0.30) $ (0.17)
     Diluted                       $  0.05  $  0.00  $ (0.30) $ (0.17)

 Weighted average common shares
  and equivalent:
     Basic                           9,576    9,443    9,560    9,420
     Diluted                         9,781    9,728    9,560    9,420

CONTACT: The Blueshirt Group
         Investors Contacts:
         Brinlea Johnson
           brinlea@blueshirtgroup.com
           415-217-7722
         Alex Wellins
           alex@blueshirtgroup.com